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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported)     March 17, 1994




                           KING WORLD PRODUCTIONS, INC.
             -------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


               Delaware                    1-9244             13-2565808
        ----------------------------------------------------------------------
        (State or Other Jurisdiction      (Commission      (I.R.S. Employer
        of Incorporation)                 File Number)     Identification No.)


        1700 Broadway, New York, New York                                 10019
        -----------------------------------------------------------------------
        (Address of Principal Executive Offices)                      (Zip Code)



        Registrant's telephone number, including area code  212 315-4000
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Item 5.  Other Events.

         On March 17, 1994, King World Productions, Inc. (the "Company") and Harpo, Inc. ("Harpo"), the producer of The Oprah Winfrey Show (the "Series"), announced that they had entered into an extension and modification of their existing distribution agreement relating to the distribution of the Series in the 1995-1996 through the 1999-2000 television seasons. Under the terms of the modified agreement, the Company has been granted the exclusive right and has agreed to distribute The Oprah Winfrey Show in first-run syndication in domestic television markets and in international television markets, subject to Harpo's and Ms. Winfrey's right to decline to produce and host the show in any season after the 1995-1996 season. After the 1999-2000 television season, Harpo will not be obligated to distribute the Series through the Company.

         Harpo and Ms. Winfrey have agreed to produce and host the show for the 1995-1996 television season. Ms. Winfrey is subject to certain restrictions on her ability to appear in television shows with the same or similar format as The Oprah Winfrey Show licensed to other companies until the 2000-2001 television season. In the event of certain corporate transactions constituing a "change in control" of the Company under the modified agreement, Harpo has the right to terminate such restrictions and, under certain circumstances, receive additional consideration for producing the Series.

         The modified agreement establishes the production fees payable to Harpo in each of the subject seasons and commits the Company to guaranty payments to Harpo at levels which, commencing in 1995-1996, will be substantially higher than those currently in effect. In addition, in the 1997-1998 season and thereafter, profit sharing arrangements between Harpo and the Company currently in effect will terminate and the Company will instead receive distribution fees based on a percentage of gross revenues derived from the Series.

         In addition, the Company has granted Ms. Winfrey and an associate options to purchase an aggregate 500,000 shares of the Company's Common Stock at an exercise price equal to $33 5/8. The Company has also agreed to grant additional options to purchase an aggregate 250,000 shares for each season after the 1995-1996 season in which the Series is produced, at an exercise price equal to the closing price of the Common Stock on the date Harpo elects to produce the Series for such season.

         The financial arrangements in the modified agreement are less favorable to the Company than those contained in prior agreements between the Company and Harpo and, unless offset by significant increases in license fees paid for the Series in


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forthcoming seasons, increased barter revenues from the Series or both, the
Company's net income derived from the Series will decline in the coming years. However, the Company believes that the modified arrangements provide Harpo and Ms. Winfrey additional incentives to continue to produce and host the Series for the 1995-1996 and subsequent broadcast seasons and that the Series will continue to be an important and profitable distribution property for the Company.


















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Item 7.  Financial Statements, Pro Forma Financial Information
and Exhibits.

(c)  Exhibits.

         99.1    Press Release dated March 17, 1994 captioned
                 "Harpo and King World Announce Extension of
                 The Oprah Winfrey Show."

         99.2*   Letter Agreement dated March 17, 1994 between
                 Harpo, Inc. and the Company.


























- ------------
   * Certain information in this exhibit is deleted pursuant to a request to the Securities and Exchange Commission for confidential treatment.




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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                             KING WORLD PRODUCTIONS, INC.,



                                             By:  /s/ Stephen W. Palley
                                                 --------------------------
                                                 Name: Stephen W. Palley
                                                 Title: Executive Vice President
                                                        and Chief Operating
                                                        Officer


Date:  March 18, 1994












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                               INDEX TO EXHIBITS


Exhibit                        Description                            Page No.
- -------                        -----------                            --------
99.1               Press Release dated March 17, 1994
                   captioned "Harpo and King World
                   Announce Extension of The Oprah
                   Winfrey Show."

99.2*              Letter Agreement dated March 17,
                   1994 between Harpo, Inc. and the
                   Company.























- ------------
  * Certain information in this exhibit is deleted pursuant to a request to the Securities and Exchange Commission for confidential treatment.




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